Exhibit 99.2 - Joint Filer Information and Signature

Joint Filers:

1.	Name:	Brookfield Property Partners L.P.
	Address:	73 Front Street, 5th Floor, Hamilton HM 12, Bermuda

Brookfield Property Partners L.P.

		By: /s/ Jane Sheere	Date: November 5, 2013
Name: Jane Sheere
Title: Secretary of Brookfield Property Partners Limited,
General Partner of Brookfield Property Partners L.P.

2.	Name:	Brookfield Property L.P.
	Address:	73 Front Street, 5th Fl., Hamilton HM 12 Bermuda

BROOKFIELD PROPERTY L.P.

By: Brookfield Property GP LP, its general partner

By: 1648287 Alberta ULC, its general partner

		By: /s/ Steven Douglas	Date: November 5, 2013
Name: Steven Douglas
Title: Director

3.	Name:	Brookfield BPY Holdings (US) Inc.
	Address:	181 Bay Street, Suite 300, Toronto, Ontario, Canada M5J 2T3

BROOKFIELD BPY HOLDINGS (US) INC.

		By: /s/ Steven Douglas	Date: November 5, 2013
Name: Steven Douglas
Title: President & Chief Financial Officer

4.	Name:	CANHOLDCO 1 ULC
	Address:	181 Bay Street, Suite 300, Toronto, Ontario, Canada M5J 2T3

CANHOLDCO 1 ULC

		By: /s/ Steven Douglas	Date: November 5, 2013
Name: Steven Douglas
Title: Director

5.	Name:	CANHOLDCO 3 ULC
	Address:	181 Bay Street, Suite 300, Toronto, Ontario, Canada M5J 2T3

CANHOLDCO 3 ULC

		By: /s/ Steven Douglas	Date: November 5, 2013
Name: Steven Douglas
Title: Director

6.	Name:	CANHOLDCO 4 ULC
	Address:	181 Bay Street, Suite 300, Toronto, Ontario, Canada M5J 2T3

CANHOLDCO 4 ULC

		By: /s/ Steven Douglas	Date: November 5, 2013
Name: Steven Douglas
Title: Director

7.	Name:	CANHOLDCO 2 ULC
	Address:	181 Bay Street, Suite 300, Toronto, Ontario, Canada M5J 2T3

CANHOLDCO 2 ULC

		By: /s/ Steven Douglas	Date: November 5, 2013
Name: Steven Douglas
Title: Director

8.	Name:	Brookfield BPY Retail Holdings I LLC
	Address:	4 Brookfield Place, 250 Vesey Street, New York, NY 10281

BROOKFIELD BPY RETAIL HOLDINGS I LLC

		By: /s/ Michelle Campbell	Date: November 5, 2013
Name: Michelle Campbell
Title: Assistant Secretary